Exhibit 99.2
Excel Corporation and Subsidiaries
and Payprotec Oregon LLC dba Securus Payments
Proforma Condensed Combined Balance Sheet
December 31, 2013
(Unaudited)

Assets

	Excel Corporation and Subsidiaries (Parent)	Payprotec Oregon LLC dba Securus Payments (Subsidiary)	Proforma Increase (Decrease)		Proforma (Combined)

Current Assets
Cash and cash equivalents	$8,328	$394,750			$403,078
Accounts receivable	2,250	288,261			290,511
Prepaid expenses and other current assets	32,979	153,949			186,928
Total current assets	43,557	836,960	-		880,517

Other Assets
Property and equipment - net		420,841			420,841
Security deposits	7,939	21,101			29,040
Investment in subsidiary			708,082	(A)
			(708,082)	(B)
Advances to related party		106,366			106,366
Total other assets	7,939	548,308	-		556,247
Total assets	51,496	1,385,268	-		1,436,764

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	146,949	184,743			331,692
Accrued payroll and payroll liabilities	66,113				66,113
Accrued expenses		232,224			232,224
Other accrued liabilities	12,039				12,039
Advance	150,000				150,000
Accrued members' distributions	-	71,999			71,999
Current portion of notes payable to related parties	-	29,406			29,406
Total current liabilities	375,101	518,372	-		893,473

Other Liabilities
Deferred rent		19,472			19,472
Notes payable to related parties		139,342			139,342
Total other liabilities	-	158,814	-		158,814
Total liabilities	375,101	677,186	-		1,052,287

STOCKHOLDERS' EQUITY
Preferred stock
Common stock	6,706		2,240	(A)	8,946
Additional paid-in capital	1,010,947		705,842	(A)	1,716,789
Accumulated equity (deficit)	(1,341,258)	708,082	(708,082)	(B)	(1,341,258)
Total stockholders' equity (deficit)	(323,605)	708,082	-		384,477
Total Liabilities and Stockholders' Equity	$51,496	$1,385,268	$-		$1,436,764

Excel Corporation and Subsidiaries
and Payprotec Oregon LLC dba Securus Payments
Proforma Condensed Combined Balance Sheet
January 1, 2013 - December 31, 2013
(Unaudited)

	Excel Corporation and Subsidiaries (Parent)	Payprotec Oregon LLC dba Securus Payments (Subsidiary)	Proforma Increase (Decrease)	Proforma (Combined)

Revenues
Advance commission income	$33,015			33,015
Management fee income	209,750			209,750
Residual income	92,092			92,092
Lease income	11,104			11,104
Service fee income	86,500			86,500
Payprotec income		12,397,247		12,397,247
Total revenues	432,461	12,397,247	-	12,829,708

Cost of Sales
Commissions and other merchant costs	45,070			45,070
Payprotec cost of sales		7,917,067		7,917,067
Total Cost of Sales	45,070	7,917,067	-	7,962,137
Gross Profit	387,391	4,480,180	-	4,867,571

Sales, General and Administrative Expense
Payroll	687,037			687,037
Legal & professional fees	164,321			164,321
Outside services	127,322			127,322
Rent	36,000			36,000
Bad debt	33,281			33,281
Travel	31,181			31,181
Marketing & advertising	29,782			29,782
Insurance	28,441			28,441
Miscellaneous SG&A expense	53,667			53,667
Payprotec SG&A expense		2,889,361		2,889,361
Total SG&A Expense	1,191,032	2,889,361	-	4,080,393

Net loss before other income and income taxes	(803,641)	1,590,819	-	787,178

Other Income
Interest income (writeoff for uncollectible interest)	(1,515)			(1,515)
Miscellaneous other income	450	24,183		24,633
Total other income	(1,065)	24,183	-	23,118

Other Expense
Acquisition of subsidiary	20,868			20,868
Interest expense		4,433		4,433
Miscellaneous other expense	115,005			115,005
Total other expense	135,873	4,433	-	140,306

Net income (loss) before income taxes	(940,579)	1,610,569	-	669,990

Income Taxes
Current				-
Deferred				-
Total income taxes

Net income (loss)	$(940,579)	$1,610,569	$-	$669,990

Earnings Per Share
Basic & Diluted				$0.00762

Weighted Average Shares Outstanding
Basic & Diluted				87,948,471

NOTE 1: EXCEL CORPORATION AND SUBSIDIARIES

We were incorporated in the state of Delaware in November 2010 as Ruby Worldwide, Ltd. for the purpose of commencing a licensing business.  In November 2010 we amended our Articles of Incorporation to amend our authorized capital from a non-stock corporation to its present authorized capital of 200,000,000 shares of common stock, $.0001 par value and 10,000,000 shares of preferred stock, $.0001 par value. In January 2011 we again amended our Articles of Incorporation to change our corporate name from Ruby Worldwide, Ltd. to Excel Corporation (the “Parent”).

On January 14, 2013, we entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Excel Business Solutions, Inc., a Delaware corporation (“EBSI”), and ECB Acquisition Corp., our newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into EBSI, and EBSI, as the surviving corporation, became a wholly-owned subsidiary of the Company.

Pursuant to the terms and conditions of the Merger Agreement, at the closing of the Merger, each share of EBSI’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive an aggregate of 33,532,446 shares of common stock, par value $0.0001 per share, of the Company, with fractional shares of the Company’s common stock rounded up or down to the nearest whole share.

On August 19, 2013, Excel Cash Solutions, Inc. (“ECSI”) was formed as a wholly owned subsidiary of Excel Business Solutions, Inc.

On September 25, 2013, Excel Capital Solutions, LLC (“ECap”) was formed as a wholly owned subsidiary of Excel Cash Solutions, Inc.

On March 20, 2014, 420 Solutions Corporation (“420”) was formed as a wholly owned subsidiary of the Company.

Our business and main focus is now concentrated on the merchant servicing business, which began when we acquired with EBSI, and continued with the formations of ECSI, Ecap and 420.

NOTE 2: PAYPROTEC OREGON LLC dba SECURUS PAYMENTS

Payprotec Oregon, LLC dba Securus Payments (Payments) was formed in 2009 in the state of Oregon. The consolidated financial statements include the accounts of Payments and its 98 percent-owned subsidiary, Securus Consulting, LLC (Consulting) (collectively referred to as "the Subsidiary"). All significant intercompany balances and transactions have been eliminated upon consolidation. The noncontrolling interest in Consulting is not significant and therefore is not presented in the accompanying consolidated financial statements.

The Company initiates lease transactions for credit and debit card processing equipment and other merchant services to merchants throughout the United States through its offices in Oregon, California, and beginning in 2014, Florida. The Company primarily initiates such transactions on behalf of First Data Merchant Services Corporation (First Data).

NOTE 3: PROFORMA ADJUSTMENTS

On February 17, 2014, Excel Corporation (the “Company”), entered into a Securities Exchange Agreement (the “Agreement”) with Payprotec Oregon, LLC (d/b/a Securus Payments) (“Payprotec”), Mychol Robirds and Steven Lemma, to effectuate the purchase of 90% of the membership interests of Payprotec and its subsidiary Securus Consultants, LLC (“Securus”).  On April 10, 2014, the Parties entered into an amendment (the “Amendment”) to the Agreement that extended the termination date to April 21, 2014.  On April 21, 2014, the parties to the Agreement closed the transaction (the “Transaction”).

In exchange for the membership interests in Payprotec and Securus, the Company issued to Messrs. Robirds and Lemma a total of 20,400,000 shares of the Company’s Common Stock and two shares of the Company’s Series A Preferred Stock.  Payprotec also entered into three year employment agreements (the “Employment Agreements”) with each of Messrs. Robirds and Lemma.

Also on April 21, 2014, pursuant to a Securities and Exchange Agreement ("E-Cig Agreement") dated April 21, 2014 between the Company and E-Cig Ventures, LLC ("E-Cig"), the Company acquired an additional 10% of the membership interests of Payprotec in exchange for the issuance of 2,000,000 shares of the Company's common stock and the agreement to guaranty a $1.5 million loan (the “Guaranty”) from Shadow Tree Income Fund A LP (“Shadow Tree”) to E-Cig (the "E-Cig Transaction"). As a result, the Company now owns 100% of the membership interests of Payprotec.

Proforma adjustments on the attached financial statements include the following:

(A)      To record the acquisition of 100% interest in Subsidiary by Parent through the issuance of 22,400,000 shares of common stock

(B)      To record elimination of investment in Subsidiary and equity of Subsidiary

NOTE 4: PROFORMA EARNINGS PER SHARE

The proforma earnings per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition as though all shares issued in the acquisition had been outstanding from the beginning of the period presented.